Amended and Restated Loan Agreement
  between Wainoco Oil Corporation and Bank of Montreal and Morgan Bank of Canada

                                 Amendment Letter


August 12, 1993



Julie Edwards
Vice President, Secretary, & Treasurer
Wainoco Oil Corporation
Citicorp Center
1200 Smith Street, St. 2100
Houston, TX 77002-4367

Dear Julie:

Reference is hereby made to the Amended and Restated Loan Agreement dated as of October 2, 1991 between Wainoco Oil Corporation and Bank of Montreal and Morgan Bank of Canada as amended from time to time (the "Agreement").

We hereby agree to amend section Section 14(d)(iii) ("EBITDA to Interest") in its entirety and replacing the same with the following:

"III.     the ratio of Wainoco's EBITDA to interest changes on Debt shall:

          (A) for the Four (4) Fiscal quarters ending June 30, 1993 taken as a whole, exceed 1 .83:1; and

          (B) for the immediately preceding Four (4) fiscal quarters taken as a whole, exceed 1.85:1 at all times prior to January 1, 1994 other than as described in subsection 14(d)(iii)(A) above ."

Bank of Montreal                     Morgan Bank of Canada


/s/ Robert L. Roberts                /s/ Stephen B. King
Director                             Vice President


Acknowledged:



/s/ Julie Edwards
Vice President and Treasurer
Wainoco Oil Corporation